SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 8, 2003

Polar Molecular Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50341	42-1339746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

4600 Ulster Street, Suite 940, Denver, CO 80237

(Address of Principal Executive Office)

(303) 221-1908

(Registrant’s telephone number, including area code)

Item 5. Other Events

On October 8, 2003, the Registrant issued a press release to announce the execution of an exclusive distribution agreement between its wholly-owned subsidiary, Polar Molecular Corporation (“Polar”), and PowerRight Holdings Limited (“PowerRight”), a Hong Kong based firm. The agreement grants PowerRight exclusive distributorship of certain Polar products for the secondary market in China, Hong Kong and Macau. The agreement covers sales for both light and heavy equipment operations, including industrial marine, truck, bus and locomotive fleets, and electric utility plants, as well as retail consumer packages and internet marketing within the territory. A copy of the press release dated October 8, 2003 and the distribution agreement are filed as an exhibit to this report and are incorporated by reference herein.

Item 7. Exhibits

10.1	Exclusive Distribution Agreement effective as of October 7, 2003, between Polar Molecular Corporation and PowerRight Holdings Limited.

99.1	Press release issued by Polar Molecular Holding Corporation, dated October 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR MOLECULAR HOLDING CORPORATION

By:	/s/ Mark L. Nelson

Mark L. Nelson President and Chief Executive Officer

Dated: October 8, 2003